Gibson, Dunn & Crutcher LLP
2001 Ross Avenue
Dallas, TX 75201-2911
Tel 214.698.3100
www.gibsondunn.com

May 21, 2020

BMC Stock Holdings, Inc.
8020 Arco Corporate Drive, Suite 400
Raleigh, NC 27617

Re:	BMC Stock Holdings, Inc., Post- Effective Amendment No. 1 to Registration Statements on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “First Registration Statement”) of BMC Stock Holdings, Inc., a Delaware corporation (the “Company”), filed on August 14, 2013, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 1,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), available for issuance under the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (as amended, the “2013 Plan”). We have also examined the Registration Statement on Form S-8 of the Company filed on March 23, 2016, with the Commission to register an additional 3,800,000 shares of Common Stock under the 2013 Plan (the “Second Registration Statement,” and together with the First Registration Statement, the “2013 Plan Registration Statements”).
Pursuant to the terms of the BMC Stock Holdings, Inc. 2020 Incentive Compensation Plan (the “2020 Plan”), up to 3,634,203 Shares (such Shares, the “Rollover Shares”) will be available for issuance under the 2020 Plan representing (i) the shares of Common Stock that remained available for grant under the 2013 Plan as of May 14, 2020 and (ii) the shares of Common Stock subject to outstanding awards under the 2013 Plan as of May 14, 2020 that on or after May 14, 2020 may be forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or may be settled in cash.
We have examined the Post-Effective Amendment No. 1 to the 2013 Plan Registration Statements to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2020 Plan.
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2013 Plan, the 2020 Plan and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity

BMC Stock Holdings, Inc.
May 21, 2020

and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2020 Plan that would expand, modify or otherwise affect the terms of the 2020 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2020 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts. We express no opinion regarding any state securities laws or regulations.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP